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                                                                    EXHIBIT 24.2

                              GENZYME CORPORATION

                              Certificate of Clerk

     I, Peter Wirth, being the duly elected and acting Clerk of Genzyme Corporation (the "Company"), a Massachusetts corporation, hereby certify that the following is a true, correct and complete copy of a vote duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors convened and held on August 25, 1995, at which meeting a quorum for the transaction of business was present and acting throughout; and that said vote has not been amended or rescinded and is now in full force and effect.

     VOTED: That any officer of the Company executing, on behalf of the Company or in any other capacity, the Registration Statement and any and all amendments to such Registration Statement and other documents to be filed with the Commission in connection therewith is hereby authorized to execute the same through or by Henri A. Termeer, David J. McLachlan, Mark A. Hofer, Evan M. Lebson or Peter Wirth, as attorney-in-fact, pursuant to a power of attorney reflecting such authorization.


     WITNESS my signature this 11th day of October, 1995.


                                    /s/ Peter Wirth
                                    ---------------------------
                                    Peter Wirth, Clerk